Exhibit (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated August 25, 2017 with respect to the financial statements of AB Concentrated Growth Fund, AB Select US Long/Short Portfolio, AB Select US Equity Portfolio, AB International Strategic Core Portfolio, AB Global Core Equity Portfolio and AB Concentrated International Growth Portfolio, six of the portfolios constituting AB Cap Fund, Inc., for the fiscal period ended June 30, 2017, and dated September 25, 2017 with respect to the financial statements of AB Small Cap Growth Portfolio, one of the portfolios constituting AB Cap Fund, Inc., for the fiscal year ended July 31, 2017, which are incorporated by reference in this Post-Effective Amendment No. 242 to the Registration Statement (Form N-1A No. 2-29901) of AB Cap Fund, Inc.

                                                         /s/ ERNST & YOUNG LLP


New York, New York
October 30, 2017